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                                                                     EXHIBIT 99

PRESS RELEASE

AMSURG CORP. RECEIVES RULING FROM IRS ALLOWING RECLASSIFICATION OF CLASS A AND B COMMON STOCK INTO ONE CLASS


NASHVILLE, Tenn.--March 28, 2001--AmSurg Corp. (Nasdaq/NM:AMSGA & B) announced today that the Internal Revenue Service has issued a ruling that would allow the Company to reclassify each share of Class A Common Stock and Class B Common Stock as one share of Common Stock and to have only one class of Common Stock. The Company plans to seek shareholder approval of the reclassification and related charter amendment at its 2001 annual meeting of shareholders, after complying with SEC and Nasdaq requirements. At December 31, 2000, AmSurg had 9,951,656 shares of Class A Common Stock outstanding and 4,787,131 shares of Class B Common Stock outstanding.

AmSurg Corp. develops, acquires and manages practice-based ambulatory surgery centers in partnership with physician practice groups. At December 31, 2000, AmSurg owned a majority interest in 81 centers and had four centers under development.

This press release contains forward-looking statements, which are any statements other than statements of historical fact. Any future events we describe in this press release are subject to risks and uncertainties, including compliance with SEC and Nasdaq requirements and receiving shareholder approval, and these future events may not occur. We undertake no obligation to update or revise these forward-looking statements.

Contact:
     Claire M. Gulmi,
     Senior Vice President and
       Chief Financial Officer
       (615) 665-1283